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                                                                    Exhibit 23.2

                         Consent Of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CSX Corporation for the registration of $1.1 billion of securities and to the incorporation by reference therein of our report dated January 21, 2002, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries included in CSX Corporation's Annual Report (Form 10-K) for the fiscal year ended December 28, 2001 filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP                                         /s/ KPMG LLP
Jacksonville, Florida                                         Norfolk, Virginia
March 6, 2002                                                 March 6, 2002